                                                                    Exhibit 99.1

                                [TRANSPRO LOGO]

                                               FOR: TRANSPRO, INC.

                                               Contact:
                                               Richard A. Wisot
                                               Chief Financial Officer
                                               (203) 401-6452
FOR IMMEDIATE RELEASE
---------------------
                                               Financial Dynamics
                                               Investors: Christine Mohrmann,
                                               Eric Boyriven, Kellie Nugent
                                               (212) 850-5600

                TRANSPRO, INC. REPORTS FIRST QUARTER 2004 RESULTS
                           - NET SALES INCREASE 16% -
                - GENERATES OPERATING INCOME BUT SMALL NET LOSS -
                        - IMPROVED OPERATING CASH FLOW -
       - COMPANY ACCELERATES EXPIRATION OF SHAREHOLDER RIGHTS AGREEMENT -

NEW HAVEN, CONNECTICUT, April 29, 2004 -- Transpro, Inc. (AMEX: TPR) today announced net sales for the first quarter 2004 of $61.2 million, an increase of 16.1% over net sales of $52.7 million in the first quarter of 2003. The Company reported a net loss for the first quarter of 2004 of $0.4 million, or $0.06 per diluted share, a significant improvement over a net loss in the year ago period of $4.3 million, or $0.61 per diluted share.

Charles E. Johnson, President and Chief Executive Officer of Transpro, Inc., commented, "We are pleased with the direction of our first quarter results, which reflect significant improvement over our performance a year ago. While a net loss in any period is not acceptable, the winter is our weakest market period of the year. The market strengthening that we began to see in late-December and January, which has continued to gain momentum, was an important factor in our improvement. Both our Heavy Duty Group and our Automotive and Light Truck Group showed strong sales improvements of 31% and 11%, respectively. Only our temperature control business unit did not show improvement as customers bought less product through `preseason buys', prior to the advent of the air conditioning season, than in past years. Combined with this overall solid revenue increase, the strategic actions we've taken to posture the business for growth and profitability, long masked by a difficult market environment, are now becoming apparent. These actions allowed us to achieve significant improvements in operating costs and profitability, and resulted in the generation of operating income during one of our weakest seasonal periods."

                                    - MORE -

TRANSPRO, INC. REPORTS FIRST QUARTER 2004 RESULTS                         PAGE 2


Within the Automotive and Light Truck Group, net sales increased 11.0% to $43.4 million from $39.1 million in the year ago period. Results for the Automotive and Light Truck Group benefited from increased demand for heaters as a result of weather conditions in January and February, the contributions of the Fedco acquisition, which was being integrated during the first quarter of last year, product line extensions by certain of the Company's retail customers, and new business programs initiated since the first quarter of 2003. The Group also benefited from significantly improved unit production costs as a result of cost reduction actions the Company has taken in this area. Results, however, were unfavorably impacted by lower demand for the Company's temperature control products, despite having added new customers over the past year. This market will likely remain soft pending the arrival of hot weather.

Net sales in the Heavy Duty Group increased 31.0% to $17.8 million from $13.6 million in the first quarter of last year. The Group's results reflect increased product demand from OEM customers due to rising Class 7 and 8 truck sales, incremental revenues from new business announced subsequent to the first quarter of last year, the positive effect of an improving economy on demand for the Company's Heavy Duty Aftermarket products and revenues from new Aftermarket product lines recently introduced into the marketplace. Operating results also benefited from continued improvements in productivity and expense reduction in this business group.

Mr. Johnson continued, "Our recent customer new business wins continue the momentum that began at the end of 2003. During the past few months, we have signed agreements with a number of existing and new customers that are leaders in their marketplace, while at the same time preserving current relationships, despite the difficult market conditions faced last year. We believe this is a testament to our commitment to world-class product quality and customer service and will look to further expand our customer base as we progress through the year."

Consolidated gross margin for the first quarter of 2004 was $10.6 million, or 17.2% of net sales, a significant improvement over consolidated gross margin of $7.2 million, or 13.6% of net sales, a year ago. The improvement in gross margin reflects increased sales volume, lower product costs, the benefits of cost savings initiatives executed by the Company and the full integration of the Fedco acquisition.

For the first quarter of 2004, selling, general and administrative expenses decreased 4.7% to $10.2 million from $10.7 million in the first quarter of 2003, due primarily to the Company's ongoing focus on cost control. As a percentage of sales, SG&A decreased to 16.6% from 20.2% in last year's first quarter. In the first quarter of 2003, the Company also reported $0.4 million of restructuring charges.

As a result of the actions the Company has taken to reduce costs and enhance operational efficiencies, as well as improved sales due to new customer wins and the benefits of a generally

                                    - MORE -

TRANSPRO, INC. REPORTS FIRST QUARTER 2004 RESULTS                         PAGE 3

improving economic climate, Transpro generated operating income of $0.4 million in the first quarter of 2004, versus an operating loss of $3.9 million in the first quarter of last year.

Inventory levels at March 31, 2004 were $72.7 million compared to $71.4 million at December 31, 2003 and $71.5 million at March 31, 2003. As expected, inventory levels rose slightly from 2003 year-end levels, reflecting the start-up of new customer programs and increases related to typical seasonal buying patterns. The Company will remain focused on managing inventory levels to match marketplace demand throughout 2004.

In the first quarter of 2004 Transpro generated $8.1 million in cash flow from operating activities, versus $4.7 million in the first quarter of 2003. The Company continues its efforts to balance payables with the shift in customer receivables mix towards longer payment cycles. In addition, accounts receivable collections have been accelerated through the use of programs sponsored by a financial institution as well as directly with customers. As of March 31, 2004, total debt was reduced to $44.1 million, compared to $50.9 million at the end of 2003 and $55.6 million a year ago.

Mr. Johnson continued, "As 2003 came to a close, we noted that improvements in overall market conditions, combined with the benefits of our strategic cost reduction and restructuring programs, would result in a solid foundation for performance improvement in 2004. During the first quarter, we were able to significantly improve revenues and profitability from a year ago, while also managing our working capital to increase cash flow and reduce debt. So far, our improvement has been supported by the resumption of more typical patterns of increasing miles driven by consumers, despite higher fuel costs. However, while there continue to be signs of economic recovery in the markets we serve, we also face challenges in the form of higher raw material and freight costs, the aforementioned rising fuel costs and our usual dependence on seasonal weather conditions. In addition, many of our customers have changed their buying patterns such that they no longer rely heavily on large preseason buys to serve the `hot weather' seasons, rather they buy at times closer to the ultimate summer demand. We will act appropriately to deal with these issues as the year progresses."

The Company also announced today that its Board of Directors has voted to amend Transpro's Shareholder Rights Agreement to accelerate its expiration date from September 29, 2005 to September 30, 2004. "This action by our Board is consistent with our commitment to effective and responsive corporate governance and was taken in response to shareholder input," said Mr. Johnson. The Board originally adopted Transpro's Shareholder Rights Agreement on September 29, 1995, following the spin-off of Transpro from The Allen Group Inc.

Mr. Johnson concluded, "As we move into a seasonally stronger time for our business, we believe we are well positioned to see continued improvements in year-over-year revenue and earnings as driven by our market share gains over the last two years as well as our ongoing cost reduction activities. With a continued return to more normalized business conditions and weather patterns, we remain confident that the Company will return to profitability in 2004."

                                    - MORE -

TRANSPRO, INC. REPORTS FIRST QUARTER 2004 RESULTS                         PAGE 4

TRANSPRO, INC. is a leading manufacturer and distributor of Aftermarket and OEM heat transfer and temperature control products for automotive, truck and industrial applications.

TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:

o    Being An Exemplary Corporate Citizen
o    Employing Exceptional People
o    Dedication To World-Class Quality Standards
o    Market Leadership Through Superior Customer Service
o    Commitment to Exceptional Financial Performance


FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K contains certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                - TABLES FOLLOW -

                                 TRANSPRO, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                      (UNAUDITED)
                                                                      THREE MONTHS
                                                                     ENDED MARCH 31,
                                                            ---------------------------------
                                                                2004               2003
                                                            --------------     --------------
Net sales                                                        $ 61,208           $ 52,700
Cost of sales                                                      50,653             45,509
                                                            --------------     --------------
Gross margin                                                       10,555              7,191
Selling, general and administrative expenses                       10,163             10,662
Restructuring and other special charges                            --                    418
                                                            --------------     --------------
Operating income (loss)                                               392             (3,889)
Interest expense                                                      839                849
                                                            --------------     --------------
Loss before taxes                                                    (447)            (4,738)
Income tax benefit                                                    (34)              (403)
                                                            --------------     --------------
Net loss                                                           $ (413)          $ (4,335)
                                                            ==============     ==============

Shares outstanding:
    Basic                                                           7,106              7,106
    Diluted                                                         7,106              7,106

Net loss per share:
    Basic                                                         $ (0.06)           $ (0.61)
    Diluted                                                       $ (0.06)           $ (0.61)













                                  Table 1 of 3

                                 TRANSPRO, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                          (UNAUDITED)
                                                        MARCH 31, 2004                    DECEMBER 31, 2003
                                                   --------------------------          -------------------------
  Accounts receivable, net                                           $44,823                            $46,056
  Inventories, net                                                    72,662                             71,427
  Other current assets                                                 6,319                              6,133
  Net property, plant and equipment                                   23,793                             24,154
  Other assets                                                         9,043                              9,408
                                                   --------------------------          -------------------------
  Total assets                                                      $156,640                           $157,178
                                                   ==========================          =========================

  Accounts payable                                                   $39,077                            $32,816
  Accrued liabilities                                                 19,156                             18,134
  Total debt                                                          44,126                             50,944
  Other long-term liabilities                                         11,090                             11,664
  Stockholders' equity                                                43,191                             43,620
                                                   --------------------------          -------------------------
  Total liabilities and stockholders' equity                        $156,640                           $157,178
                                                   ==========================          =========================






















                                  Table 2 of 3

                                 TRANSPRO, INC.
                            SUPPLEMENTAL INFORMATION
                                 (IN THOUSANDS)

                                                               (UNAUDITED)
                                                               THREE MONTHS
                                                             ENDED MARCH 31,
                                                    -----------------------------------
                                                        2004                 2003
                                                    --------------       --------------
SEGMENT DATA
Net sales:
Automotive and light truck                                $43,392              $39,096
Heavy duty                                                 17,816               13,604
                                                    --------------       --------------
   Total net sales                                        $61,208              $52,700
                                                    ==============       ==============

Operating income (loss):
Automotive and light truck                                 $2,066               $ (632)
Restructuring and other special charges                      --                    (60)
                                                    --------------       --------------
   Automotive and light truck total                         2,066                 (692)
                                                    --------------       --------------
Heavy duty                                                    (27)              (1,350)
Restructuring and other special charges                      --                   (358)
                                                    --------------       --------------
   Heavy duty total                                           (27)              (1,708)
                                                    --------------       --------------
Corporate expenses                                         (1,647)              (1,489)
                                                    --------------       --------------
   Total operating income (loss)                            $ 392              $(3,889)
                                                    ==============       ==============


CAPITAL EXPENDITURES, NET                                 $ 1,006                $ 399
                                                    ==============       ==============







                                  Table 3 of 3